SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 14, 2005
(Date of earliest event reported)

GOLD BANC CORPORATION, INC.

(Exact name of registrant as specified in its charter)

Kansas	0-28936	48-1008593
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11301 Nall Avenue, Leawood, Kansas	66211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (913) 451-8050

Item 2.02         Results of Operations and Financial Condition

On July 13, 2005, the Registrant issued a press release in which it announced earnings and results of operations for the second quarter, the completion of the Oklahoma branch sale, the establishment of the Gold Bank Foundation Fund, and the sale of $101.3 million of investment securities during the second quarter. A copy of the press release is attached hereto as Exhibit 99.1. The Registrant also hosted a conference call on July 14 discussing the foregoing. A transcript of the call will be available on July 15, 2005 after 5:00 p.m. (CDT) on www.goldbanc.com.

The press release is attached hereto as exhibit 99.1 and incorporated by reference herein.

Item 9.01         Financial Statements and Exhibits

99.1         Press Release, dated July 13, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this to be signed on its behalf by the undersigned, hereunto duly authorized.

GOLD BANC CORPORATION, INC.

Dated: July 14, 2005	By:	/s/ Richard J. Tremblay
Richard J. Tremblay Chief Financial Officer